UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)	May 1, 2015

TELEFLEX INCORPORATED
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5353	23-1147939
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

550 E. Swedesford Road, Suite 400, Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(610) 225-6800

Not applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Teleflex Incorporated (the “Company”) held its 2015 annual meeting of stockholders on May 1, 2015 (the “2015 Annual Meeting”). At the 2015 Annual Meeting, the Company’s stockholders voted on:

•	the election of three directors of the Company to serve for a term of three years or until their successors have been elected and qualified;

•	the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

The final voting results with respect to each proposal are set forth below.

1.	Election of Directors

Name	For	Against	Abstain	Broker Non-Votes
Candace H. Duncan	35,441,983	240,951	86,490	2,302,710
Stephen K. Klasko	34,277,603	1,404,288	87,532	2,302,711
Stuart A. Randle	35,530,689	151,280	87,455	2,302,710

2.	Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
35,144,861	440,844	183,717	2,302,713

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
36,775,412	1,210,651	86,070	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2015	TELEFLEX INCORPORATED By: /s/ James J. Leyden Name: James J. Leyden Title: Vice President, General Counsel and Secretary